UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Kartoon Studios, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee previously paid with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On August 18, 2023, Kartoon Studios, Inc. sent the following information via electronic mail to its stockholders as of June 27, 2023, the record date for the 2023 annual meeting:

Dear Kartoon Studios Shareholder,

Kartoon Studios is pleased to present you with our limited edition, Commemorative Art Certificate celebrating the move of the company to the NYSE American exchange, and our first day of trading. The Company believes in our mission to build long term valuable assets for our shareholders, and bring positive enriching entertainment to children around the world. We ask you to participate in our current ongoing proxy vote, and thank you for your ongoing support of the company and growing value for our shareholders.

Sincerely,

Andy Heyward

Chairman and CEO

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